AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL __, 2000

                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------
                              INFINITE GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                                    52-1490422
(State or Other Jurisdiction                                  (I.R.S. Employer
of Incorporation or                                            Identification
   Organization)                                                   Number)

                                 2364 Post Road
                           Warwick, Rhode Island 02886
                                 (401) 738-5777
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)
                          -----------------------------
               Infinite Group, Inc. 1993, 1994, 1995, 1996, 1997,
                        1998 and 1999 Stock Option Plans

                              (Full Title of Plans)

                              Clifford G. Brockmyre
                             Chief Executive Officer
                              Infinite Group, Inc.
                                 2364 Post Road
                           Warwick, Rhode Island 02886
                                 (401) 738-5777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                       Please send copies of all correspondence to:

                              Kenneth S. Rose, Esq.
                       Morse, Zelnick, Rose & Lander, LLP
                                 450 Park Avenue
                          New York, New York 10022-5030
                          Telephone No. (212) 838-4312
                             Fax No. (212) 838-9190
                              --------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                                     Proposed Maximum
                                                                     Proposed Maximum    Aggregate       Amount of
             Title of Securities                   Amount to be        Offering Price    Offering      Registration
               To be Registered                   Registered (1)         per Share        Price             Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.001
 per share) issuable pursuant to
 options granted or to be granted
 under the 1993, 1994, 1995, 1996,
 1997, 1998 and 1999 Stock Option
 Plans (the "Plans")
-------------------------------------------------------------------------------------------------------------------

Common Stock issuable upon exercise of
  options granted under the Plans (2)                536,614              $2.347      $1,259,433          $333.75
-------------------------------------------------------------------------------------------------------------------

Common Stock issuable pursuant to options
 that may be granted under the Plans (3)           1,803,386              $2.773      $5,000,789        $1,325.09
-------------------------------------------------------------------------------------------------------------------

Total                                             2,340,000                           $6,260,222        $1,658.84
===================================================================================================================

      (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares or rights which by reason of certain events specified in the Plans become subject to the Plans.

      (2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of $2.347 per share for outstanding options to purchase a total of 536,614 shares of Common Stock.

      (3) Calculated in accordance with Rule 457(c) and Rule 457(h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sales prices reported on the Nasdaq SmallCap Market on April 26, 2000, with respect to shares available for grant under the Plans.

===============================================================================

                              INFINITE GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in this Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Prospectus by reference:

      (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999; and

      (2) The description of the Company's Common Stock, contained in the Company's Registration Statement on Form 8-A registering such shares pursuant to Section 12 of the Exchange Act, including any amendment or report updating such information.

      Each document filed subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this registration statement is delivered, upon the written or oral request of any such person, a copy of any document incorporated by reference in this registration statement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Infinite Group, Inc., 2364 Post Road, Warwick, Rhode Island 02886, (401) 738-5777, Attention: Bruce J. Garreau, Chief Financial Officer.

Item 4. Description of Securities

      Not applicable.

Item 5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

      The Company's certificate of incorporation provides as follows:

      "EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

      Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

      The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

Item 7. Exemption From Registration Claimed

      Not Applicable

Item 8. Exhibits

The Exhibits listed below are filed as part of this report.

Exhibit No. Description
----------  -----------
3.1         Restated Certificate of Incorporation of the Company. (1)

3.2 Certificate of Amendment of Certificate of Incorporation dated January 7, 1998. (2)

3.3 Certificate of Amendment of Certificate of Incorporation dated February 16, 1999. (3)

3.4         By-Laws of the Company. (1)

4.1         Specimen Stock Certificate. (1)

4.2         Form of Stock Option Plan. *

4.3         Form of Stock Option Agreement. (1)

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered*

23.1 Consent of Freed Maxick, Sachs & Murphy, P. C. (independent public accountants)*

23.2        Consent of Morse, Zelnick, Rose & Lander, LLP (included in
            Exhibit 5.1)

24          Power of Attorney (included in signature page)

-------------------------
*     Filed herewith.
(1) Previously filed as on Exhibit to the Company's Registration Statement on Form S-1 (File #33-61856). This Exhibit is incorporated herein by reference.
(2) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
(3) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

Item 9. Undertakings

      The undersigned hereby undertakes:

      (a) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraph (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warwick, State of Rhode Island on this 26th day of April, 2000.

                                    INFINITE GROUP, INC.


                                    By:/s/ Clifford G. Brockmyre II
                                       ----------------------------
                                       Clifford G. Brockmyre II,
                                       President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford G. Brockmyre II and Kenneth S. Rose, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre-or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might not could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated.


/s/ Clifford G. Brockmyre II    Director, President and
----------------------------    Chief Executive Officer          April 26, 2000
  Clifford G. Brockmyre II


/s/ Bruce J. Garreau            Chief Financial and              April 26, 2000
------------------------        Accounting Officer
  Bruce J. Garreau


/s/ Daniel T. Landi             Corporate Controller and         April 26, 2000
------------------------        Secretary
  Daniel T. Landi


/s/ Michael S. Smith            Director                         April 26, 2000
------------------------
  Michael S. Smith


/s/ William G. Lyons III        Director                         April 26, 2000
---------------------------
  William G. Lyons III


/s/ J. Terence Feeley           Director                         April 26, 2000
------------------------
  J. Terence Feeley

                               INFINITE GROUP INC.

                                INDEX OF EXHIBITS

3.1   Restated Certificate of Incorporation of the Company. (1)

3.2 Certificate of Amendment of Certificate of Incorporation dated January 7, 1998. (2)

3.3 Certificate of Amendment of Certificate of Incorporation dated February 16, 1999. (3)

3.4   By-Laws of the Company. (1)

4.1   Specimen Stock Certificate. (1)

4.2   Form of Stock Option Plan. *

4.3   Form of Stock Option Agreement. (1)

5.1 Opinion of Morse, Zelnick, Rose & Lander, LLP as to legality of the securities being registered*

23.1 Consent of Freed Maxick, Sachs & Murphy, P. C. (independent public accountants)*

23.2  Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)

24    Power of Attorney (included in signature page)

-------------------------
*     Filed herewith.
(1) Previously filed as on Exhibit to the Company's Registration Statement on Form S-1 (File #33-61856). This Exhibit is incorporated herein by reference.
(2) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
(3) Incorporated by reference to Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.